EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

FNB United Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 33-72686, 333-54702, 333-99333, 333-105442, 333-109450 and 333-133734) on Form S-8 and the registration statement (No. 33-59565) on Form S-3 of FNB United Corp. of our report dated March 31, 2006 with respect to the consolidated financial statements of Integrity Financial Corporation included herein.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

August 11, 2006